Brighthouse Insurance Company 11225 N Community House Rd Charlotte, NC 28277–1234	D 704 345 6789 M 704 345 6789 F 704 345 6789

Nancy H. Badeer

Associate General Counsel

285 Madison Avenue

New York, NY 10017

T: 980-949-3600

April 16, 2021

Board of Directors

Brighthouse Life Insurance Company

1209 Orange Street

Wilmington, DE 19801

Re:	Opinion of Counsel
Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3
Brighthouse Life Insurance Company
File No. 333-252817
Fixed Annuity (Strategic Value Annuity)

Ladies and Gentlemen:

I am an Associate General Counsel to the Business Law Group of the Chief Administrative Office and provide legal counsel to Brighthouse Life Insurance Company. This opinion is furnished in connection with the proposed offering of a certain fixed annuity contract (the “Contract”) issued by Brighthouse Life Insurance Company (“Company”) under Pre-Effective Amendment No. 1 to Registration Statement on Form S-3, File No. 333-252817, filed on April 16, 2021 (the “Registration Statement”) and described therein, filed by the Company under the Securities Act of 1933, as amended.

I have made such examination of law and examined such records of the Company and other documents as in my judgment are necessary or appropriate to render the opinion expressed below.

I am of the following opinions:

1.                The Company is duly organized and existing under the laws of the State of Delaware and has been duly authorized to do business and to issue annuity contracts by the Insurance Commissioner of the State of Delaware.

2.                The Contract covered by the above Registration Statement, and all amendments relating thereto, when delivered and when the first purchase payment made by an owner all in accordance with the prospectus (the “Prospectus”) included in the Registration Statement and in compliance with the applicable local law, will be a legal and binding obligation of the Company in accordance with its terms. Owners of Contracts, as such, will not be subject to any deductions and charges by the Company other than those described in the Contract and as referred to in the Prospectus.

I hereby consent to the use of this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ Nancy H. Badeer
Nancy H. Badeer
Associate General Counsel